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                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                 A TRUSTEE PURSUANT TO SECTION 305(b)(2)________
                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                    95-4655078
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                    identification No.)

1999 Avenue of the Stars - Floor 26
Los Angeles, CA                                                          90067
(Address of principal executive offices)                            (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                  --------------------------------------------
                                 AEARO COMPANY I
               (Exact name of obligor as specified in its charter)

     DELAWARE                                                  13-3840356
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification No.)



5457 West 79th Street
Indianapolis, IN                                                  46268
(Address of principal executive offices)                        (Zip Code)

                                 Debt Securities
                       (Title of the indenture securities)
--------------------------------------------------------------------------------
     AEARO COMPANY I $175,000,000 8 1/4% Senior Subordinated Notes Due 2012

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Item 1. General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.
              Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.


No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.         List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

                                       2
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                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 3rd day of May, 2004.


                               J. P. Morgan Trust Company, National Association


                               By  /s/ Lynda Hanna
                                   ---------------
                                    Lynda Hanna
                                    Authorized Officer



                                       3


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Exhibit 7.          Report of Condition of the Trustee.
--------------------------------------------------------------------------------

Consolidated Report of Condition of
J.P. Morgan Trust Company, National Association
-----------------------------------------------
              (Legal Title)


as of close of business on          December 31, 2003
                           --------------------------------


                                                       ($000)
                                                       ------
Assets

     Cash and Due From Banks                          $  22,115

     Securities                                         141,598

     Loans and Leases                                   106,261

     Premises and Fixed Assets                           13,111

     Intangible Assets                                  403,878

     Goodwill                                           250,539

     Other Assets                                        50,801
                                                      ---------
        Total Assets                                  $ 988,303
                                                      =========


Liabilities

     Deposits                                         $ 119,625

     Other Liabilities                                  112,490
                                                      ---------
        Total Liabilities
                                                        232,115

Equity Capital

     Common Stock                                           600

     Surplus                                            701,587

     Retained Earnings                                   54,001
                                                      ---------
        Total Equity Capital
                                                        756,188
                                                      ---------


        Total Liabilities and Equity Capital          $ 988,303
                                                      =========